UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) July 31, 2003
                                                          -------------


                               Intelligroup, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        New Jersey                     0-20943                    11-2880025
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


499 Thornall Street
Edison, New Jersey                                                     08837
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


                                 (732) 590-1600
                       ----------------------------------
                         (Registrant's telephone number,
                              including area code)



          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     OTHER EVENTS AND REQUIRED FD DISCLOSURE.

      Extension of Credit Facility
      ----------------------------

      Intelligroup, Inc. (the "Company") has a revolving credit facility with PNC Bank, N.A. ("PNC Bank") that, by letter agreement was set to expire on July 31, 2003. On July 31, 2003, the Company executed a third amendment to the loan documents with PNC Bank and Empower, Inc., a wholly-owned subsidiary of the Company, among other things, extending the term of the credit facility to May 31, 2006.

      Resignation of Director
      -----------------------

      On August 4, 2003, Prabhas Panigrahi, a member of the Board of Directors (the "Board") of Intelligroup, Inc. (the "Company") since June 2002, resigned from the Board. Mr. Panigrahi's resignation as a Director did not involve any disagreement with the Company on any matter relating to the Company's operations, policies or practices, and Mr. Panigrahi has not requested that any matter be disclosed.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Financial Information of Businesses Acquired.

      Not applicable.

(b)   Pro Forma Financial Information (unaudited).

      Not applicable.

(c)   Exhibits.

      Exhibit No.   Description
      -----------   -----------

         10.1 Third Amendment to Loan Documents dated July 31, 2003, by and among Intelligroup, Inc., Empower, Inc. and PNC Bank, National Association.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INTELLIGROUP, INC.


                                  By: /s/ Nicholas Visco
                                      ------------------------------------------
                                      Name:   Nicholas Visco
                                      Title:  Senior Vice President-Finance and
                                              Administration and Chief Financial
                                              Officer

Date:  August 5, 2003



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